UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2010

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 200
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed to amend our current report on Form 8-K filed on November 9, 2010 (the “Form 8-K”) to correct certain financial information contained in Raser Technologies, Inc.’s (the “Company”) Condensed Consolidated Statements of Operations (Unaudited) for the quarter ended September 30, 2010, which appeared in the news release that was attached as Exhibit 99.1 to the Form 8-K. The corrected financial information is as follows:

Preferred dividend	$(107,852)
Deemed dividend – accretion of discount of Series A-1
cumulative convertible preferred stock	$(563,966)
Net loss applicable to common stockholders	$(11,691,157)
Loss per common share – basic and diluted	$(0.13)

An updated copy of the news release announcing the Company’s results for the three months and nine months ended September 30, 2010 is furnished herewith as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 10, 2010, regarding corrected results for the three and nine months ended September 30, 2010

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: November 10, 2010	/s/ John T. Perry
John T. Perry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 10, 2010, regarding corrected results for the three and nine months ended September 30, 2010